                                                                   EXHIBIT 10(a)

                          THE SHERWIN-WILLIAMS COMPANY

                                 2003 STOCK PLAN
                                     FORM OF
                             RESTRICTED STOCK GRANT

                                ***************

                 Number of Shares:        ____________________

                 Date of Grant:           ______________, 20__

                 Date of Vesting:         ______________, 20__

THIS IS TO CERTIFY THAT, in accordance with and subject to all terms, provisions and conditions of The Sherwin-Williams Company 2003 Stock Plan ("Plan"), The Sherwin-Williams Company ("Company") does hereby grant unto:

("Grantee")an aggregate of _________ shares of common stock, $1.00 par value, of the Company ("Common Stock") subject, however, to the terms and conditions hereinafter set forth ("Restricted Stock"):

1. The Company shall cause a stock certificate ("Restricted Certificate") for the number of shares of Common Stock noted above to be issued in the name of Grantee. The Restricted Certificate shall contain a legend in the form attached as Exhibit A. Upon issuance of the Restricted Certificate, ownership of the shares of Common Stock shall immediately transfer to Grantee and, except for the substantial risk of forfeiture and the restrictions on transfer expressly set forth herein, Grantee shall be entitled to all voting, dividend and other ownership rights as may apply to the Common Stock generally.

2. Provided Grantee is continuously employed from the Date of Grant through the Date of Vesting, inclusive, ("Restriction Period") with the Company, or a Subsidiary (as defined in the Plan) thereof, in Grantee's present position or in such other position as the Committee (as defined in the Plan) may determine entitles Grantee to retain the rights under this Restricted Stock Grant (such positions being hereinafter referred to as a "Participating Position"), Grantee shall be entitled to have a stock certificate ("Unrestricted Certificate") issued in Grantee's name and delivered to Grantee representing a percentage (as determined below) of the Restricted Stock granted hereunder without restrictions, other than such restrictions as may apply to the Common Stock generally or as may otherwise be required by applicable federal or state law. Notwithstanding anything contained in the immediately preceding sentence, the Committee may direct that no Unrestricted Certificate or an Unrestricted Certificate representing a reduced number of shares of Common Stock shall be issued and delivered to Grantee if the amount equal to the sum of the Fair Market Value (as defined in the Plan) per share of Common Stock at the end of the Restriction Period plus the dividends per share of Common Stock paid during the Restriction Period less the Fair Market Value per share of Common Stock on the Date of Grant ("Total Return") is negative. Except as otherwise set forth in the Plan, the Committee shall have no authority to increase the number of shares of Restricted Stock granted hereunder. The issuance and delivery of the Unrestricted Certificate, if any, shall be made after such time as the Committee has obtained the information, made the decisions, and completed the calculations necessary to determine such number of unrestricted shares of Common Stock or whether the Total Return was negative. At such time, the Restricted Certificate shall be cancelled and the Unrestricted Certificate, if any, shall be issued and delivered to Grantee.

      (a) The percentage of the number of shares of Restricted Stock which Grantee shall be entitled to receive without restrictions, other than such restrictions as may apply to the Common Stock generally or as may otherwise by required by applicable federal or state law, shall be based upon (i) the Company achieving a specified Average Return on Average Equity during the four year period ending on the Date of Vesting ("Measurement Period"), and (ii) the Company's Cumulative Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) during the Measurement Period, as determined in accordance with the table set forth on Exhibit B.

      (b) Exhibit C, attached hereto, sets forth the manner in which the Committee will determine the Average Return on Average Equity and the Cumulative Earnings Before Interest, Taxes, Depreciation and Amortization during the Measurement Period.

3. On the date Grantee ceases to be continuously employed in any Participating Position(s) at any time during the Restriction Period, Grantee shall lose all rights to the Restricted Stock, except as otherwise provided below:

      (a) In the event of the death of Grantee during the Restriction Period, the Company shall deliver to the beneficiary of Grantee, or, if no beneficiary is named, the estate of Grantee, an Unrestricted Certificate issued in the name of such beneficiary or the estate for the full number of shares of Restricted Stock granted hereunder.

      (b) In the event Grantee is terminated by the Company as a result of disability due to sickness or bodily injury during the Restriction Period, the Company shall deliver to Grantee an Unrestricted Certificate issued in Grantee's name for the full number of shares of Restricted Stock granted hereunder.

      (c) In the event Grantee's employment terminates as a result of normal retirement age as defined under the applicable retirement plan of the Company or a Subsidiary, all rights of Grantee under this Grant shall continue as if Grantee had continued employment in a Participating Position. The determination of the percentage of the number of shares of Restricted Stock which Grantee is entitled to receive without restriction in accordance with Paragraph 2 will be made as if Grantee had remained employed in a Participating Position throughout the Restriction Period.

      (d) In the event Grantee's employment terminates as a result of early retirement (retirement after the earliest voluntary retirement age but before normal retirement age as provided for in the applicable retirement plan of the Company or a Subsidiary

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            or retirement at an earlier age with the consent of the Board of
            Directors), the Committee shall have the right to cancel Grantee's rights hereunder, continue Grantee's rights hereunder in full, or prorate the number of shares of Restricted Stock granted hereunder for the portion of the Restriction Period completed as of the date of such retirement or as the Committee may otherwise deem appropriate. In the event Grantee's rights hereunder continue in full or the number of shares of Restricted Stock is prorated, determination of the percentage of the number of shares of Restricted Stock which Grantee is entitled to receive without restriction in accordance with Paragraph 2 will be made as if Grantee had remained employed in a Participating Position throughout the Restriction Period.

4. In the event Grantee is transferred from a Participating Position, the Committee shall have the right to cancel Grantee's rights hereunder, continue Grantee's rights hereunder in full, or prorate the number of shares of Restricted Stock granted hereunder for the portion of the Restriction Period completed as of the date of such transfer or as the Committee may otherwise deem appropriate. In the event Grantee's rights hereunder continue in full or the number of shares of Restricted Stock is prorated, determination of the percentage of the number of shares of Restricted Stock which Grantee is entitled to receive without restriction in accordance with Paragraph 2 will be made as if Grantee had remained employed in a Participating Position throughout the Restriction Period.

5. In the event of a "Change of Control" of the Company, as defined below, the Company shall deliver to Grantee an Unrestricted Certificate issued in Grantee's name for the full number of the shares of Restricted Stock granted hereunder. For purposes of this Paragraph 5, a "Change of Control" shall be deemed to have occurred if:

      (a) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, hereinafter the "Exchange Act") who or that, together with all "Affiliates" and "Associates" (as such terms are defined in Rule 12b-2, as in effect on April 23, 1997, of the General Rules and Regulations under the Exchange Act) of such person, is the Beneficial Owner (as defined below) of ten percent (10%) or more of the shares of Common Stock then outstanding, except:

            (i)   the Company;

            (ii) any of the Company's subsidiaries in which a majority of the voting power of the equity securities or equity interests of such subsidiary is owned, directly or indirectly, by the Company;

            (iii) any employee benefit or stock ownership plan of the Company or any trustee or fiduciary with respect to such a plan acting in such capacity; or

            (iv) any such person who has reported or may, pursuant to Rule 13d-1(b)(1) of the General Rules and Regulations under the Exchange Act, report such ownership (but only as long as such person is the Beneficial Owner of less than fifteen percent (15%) of the shares of Common Stock then outstanding) on
                  Schedule 13G (or any comparable or successor report) under the Exchange Act.

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            Notwithstanding the foregoing: (A) no person shall become the
            Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) solely as the result of an acquisition of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock then outstanding; provided, however, that if a person becomes the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock solely by reason of purchases of Common Stock by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock which has the effect of increasing such person's percentage ownership of the then-outstanding shares of Common Stock by any means whatsoever, then such person shall be deemed to have triggered a Change of Control; and (B) if the Board of Directors determines that a person who would otherwise be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock has become such inadvertently (including, without limitation, because
            (1) such person was unaware that it Beneficially Owned ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock or (2) such person was aware of the extent of such beneficial ownership but such person acquired beneficial ownership of such shares of Common Stock without the intention to change or influence the control of the Company) and such person divests itself as promptly as practicable of a sufficient number of shares of Common Stock so that such person would no longer be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above), then such person shall not be deemed to be, or have been, the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock, and no Change of Control shall be deemed to have occurred.

      (b) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company and any new director (other than a director initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of such director) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

      (c) There shall be consummated any consolidation, merger or other combination of the Company with any other person or entity other than:

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            (i)   a consolidation, merger or other combination which would
                  result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such consolidation, merger or other combination; or

            (ii) a consolidation, merger or other combination effected to implement a recapitalization and/or reorganization of the Company (or similar transaction), or any other consolidation, merger or other combination of the Company, which results in no person, together with all Affiliates and Associates of such person, becoming the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (a)(iv) above) of the combined voting power of the Company's then outstanding securities.

      (d) There shall be consummated any sale, lease, assignment, exchange, transfer or other disposition (in one transaction or a series of related transactions) of fifty percent (50%) or more of the assets or earning power of the Company (including, without limitation, any such sale, lease, assignment, exchange, transfer or other disposition effected to implement a recapitalization and/or reorganization of the Company (or similar transaction)) which results in any person, together with all Affiliates and Associates of such person, owning a proportionate share of such assets or earning power greater than the proportionate share of the voting power of the Company that such person, together with all Affiliates and Associates of such person, owned immediately prior to any such sale, lease, assignment, exchange, transfer or other disposition.

      (e) The shareholders of the Company approve a plan of complete liquidation of the Company.

      For purposes of this Paragraph 5, a person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

      (x) which such person or any of such person's Affiliates or Associates is considered to be a "beneficial owner" under Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on April 23, 1997;

      (y) which such person or any of such person's Affiliates or Associates, directly or indirectly, has or shares the right to acquire, hold, vote (except pursuant to a revocable proxy as described in the proviso to this definition) or dispose of such securities (whether any such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversation rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's

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

            Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

      (z) which are beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate of such other person) with which such person (or any of such person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), with respect to acquiring, holding, voting (except as described in the proviso to this definition) or disposing of any securities of the Company;

      provided, however, that a person shall not be deemed the Beneficial Owner of, nor to beneficially own, any security if such person has the right to vote such security pursuant to an agreement, arrangement or understanding which (1) arises solely from a revocable proxy given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Exchange Act; and provided, further, that nothing in this Paragraph 5 shall cause a person engaged in business as an underwriter or securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition or such later date as the Board of Directors may determine in any specific case.

6. Notwithstanding anything in this Restricted Stock Grant to the contrary, in the event that Grantee commits an act during the Restriction Period, which act is determined by the Committee to be materially harmful to the best interest of the Company, all rights of Grantee in the Restricted Stock as provided herein and in the Plan shall terminate.

7. During the Restriction Period, Grantee shall not be permitted to sell, transfer, pledge or assign the Restricted Stock. The Restricted Stock granted hereunder shall be deemed to be subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code.

8. Nothing contained in this Restricted Stock Grant shall limit whatever right the Company or a Subsidiary might otherwise have to terminate the employment of Grantee, and the terms of this Restricted Stock Grant shall not be affected in any manner by any employment or other agreement between Grantee and the Company or any Subsidiary.

9. This Restricted Stock Grant is not transferable by Grantee otherwise than by will or the laws of descent and distribution.

10. This Restricted Stock Grant shall not be valid if such would involve a violation of any applicable state law, and the Company hereby agrees to make reasonable efforts to comply with any applicable state law.

11. This Restricted Stock Grant shall not be valid if it would require registration under the Securities Act of 1933, as amended, or under any similar federal securities law then in effect, of the shares of Common Stock or other securities to be delivered hereunder, and such registration shall not then be effective. The Company shall register the shares of Common

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

      Stock or other securities covered by this Restricted Stock Grant under any such law if (a) such registration shall be necessary to effect this Restricted Stock Grant and the Board of Directors shall not determine that such registration would result in undue expense or undue hardship to the Company, or (b) the Board of Directors, in its sole discretion, shall determine that such registration is desirable to effect the purposes of this Restricted Stock Grant and would not result in undue expense or undue hardship to the Company.

12. The Committee shall administer this Restricted Stock Grant in accordance with, and Grantee shall be bound by, the terms of the Plan and the terms of this Restricted Stock Grant. This Restricted Stock Grant shall be subject to the terms and conditions of the Plan. The interpretation of any terms and conditions contained in this Restricted Stock Grant and all determinations to be made hereunder shall be made by the Committee, in its sole and absolute discretion, and all such interpretations, determinations and decisions shall be final and binding upon Grantee.

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

                                    Exhibit A

                     LEGEND ON RESTRICTED SHARE CERTIFICATE

      The rights of any shareholder to sell, transfer, pledge, assign or receive the share(s) of Common Stock of the Company represented by this certificate are reserved and/or restricted by the terms and conditions of the Restricted Stock Grant, dated the _____ day of ___________, 20__, issued by the Company to the shareholder(s) named on the face of this certificate pursuant to the Company's 2003 Stock Plan ("Plan") and the terms and conditions of such Plan.

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

                                    Exhibit B

                                                                  PERCENTAGE OF SHARES VESTING

                                                                Average Return on Average Equity

                  Cumulative                          __%        __% to less      __% to less
                    EBITDA                         and above      than __%         than __%          below __%
                    ------                         ---------      --------         --------          ---------
          $___________ (__% CAGR)                    100%            90%              70%               0%
          $___________ (__% CAGR)                     90%            80%              60%               0%
          $___________ (__% CAGR)                     80%            70%              50%               0%
          $___________ (__% CAGR)                     70%            60%              40%               0%
          $___________ (__% CAGR)                     60%            50%              30%               0%
          $___________ (__% CAGR)                     50%            40%              20%               0%
Less Than $___________ (Less than __% CAGR)            0%             0%               0%               0%

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

                                    Exhibit C

Average Return on Average Equity

1. Add the beginning and ending shareholder's equity (less those items relating to extraordinary events or which result in a distortion of comparative results) with respect to each fiscal year of the Company beginning with or immediately prior to each year of the Measurement Period and divide by two to arrive at the Average Equity for each such year.

2. Divide the Net Income as determined for each such year by the Average Equity of the Company for each such year to arrive at the Return on Average Equity. Net Income equals Reported Net Income (less those items relating to extraordinary events or which result in a distortion of comparative results).

3. Add the Return on Average Equity for each year of the Measurement Period as determined above and divide by the number of years in the Measurement Period to arrive at the Average Return on Average Equity during the Measurement Period.

Example

Assuming a four year Measurement Period.

                                  Year 4          Year 3           Year 2         Year 1
                                  ------          ------           ------         ------
Beginning Equity                 492             465              404           370
Ending Equity                    550             492              465           404
                                ----           -----            -----           ---
                                1042             957              869           774
                                  /2              /2               /2            /2
                                ----           -----            -----           ---
Average Equity                   521           478.5            434.5           387

Net Income                        97              86               75            65

Return on                         97 =18.6%       86 =18.0%        75 =17.3%     65 =16.8%
                                ----           -----            -----           ---
Average Equity                   521           478.5            434.5           387

Year                                         Return on Average Equity
----                                         ------------------------
Year 1                            16.8%
Year 2                            17.3%
Year 3                            18.0%
Year 4                            18.6%
                                  ----
                                  70.7 / 4 = 17.7% Average Return on Average Equity

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Cumulative Earnings Before Interest, Taxes, Depreciation and Amortization

Add the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (adjusted for those items relating to extraordinary events or which results in a distortion of comparative results) with respect to each fiscal year of the Company beginning with or immediately prior to each year of the Measurement Period.

Year 1 EBITDA        Year 2 EBITDA            Year 3 EBITDA             Year 4 EBITDA             Cumulative EBITDA
-------------        -------------            -------------             -------------             -----------------
$100,000,000         $110,000,000             $121,000,000              $133,100,000                $464,100,000

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